Exhibit  23
Consent  of  Expert


We hereby consent to the incorporation by reference in the May 25, 2000 filing of Sustainable Development International, Inc. on Form S-8 of our report appearing in the Company's Form 10-SB12G registration statement dated February 18, 1999 and Annual Report on 10K for the fiscal year ended October 31, 1999.

_/s/   Brenda Lee Hamilton,  P.A.
---------------------------------
By:  Brenda Lee Hamilton,  P.A.
Address:  The Law Offices of Brenda Lee Hamilton
          555 South Federal Highway, Suite 270
          Boca Raton, FL  33432


CONSULTING  SERVICES  PLAN

THIS CONSULTING SERVICES PLAN (the "Plan") is made as of the 25th day of May 2000, by Sustainable Development International Inc., a Nevada corporation (the "Company"), for the Consultants below (the "Consultants@).
R  E  C  I  T  A  L  S:
The Company wishes to grant, and the Consultants wish to receive, as compensation for services provided to the Company, shares of the common stock of the Company (the "Common Stock"), pursuant to the provisions set forth herein; NOW, THEREFORE, in consideration of the mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Grant of Shares. The Company hereby grants to the Consultants the following shares of Common Stock (the "Shares") in the Company.

        Name                # of Shares       Service Type
--------------------------  -----------  -----------------------
Kirn Dhaliwal. . . . . . .       25,000  Operational Development
Apt 1809 9825 103 Street
Edmonton, AB  T5K 2M3

Judy Stockwood . . . . . .      585,000  Bookkeeping
Suite 301 11919 162 Avenue
Edmonton, AB  T5X 3R1

Gordon Noland. . . . . . .      625,000  Business Consulting
407 51st Avenue SW
Calgary, AB  T2V 0A2

Fred Yakimchuk . . . . . .       25,000  Engineering Services
12225 - 105 Avenue
Edmonton, Alberta T5N 0Y3

2.   Services. Consultants have been engaged by the Company as described above.

3.   Compensation. Consultants= compensation is the Shares identified herein.

4.   Registration  or  Exemption.   Notwithstanding  anything  to  the  contrary
     contained herein, the Shares will be registered on Form S-8 Registration Statement dated ay 25, 2000.

5. Delivery of Shares. The Company shall deliver to the persons listed above the shares as provided in paragraph 1.

6. Waiver. No waiver is enforceable unless in writing and signed by such waiving party, and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

7. Amendments. This Plan may not be amended unless by the mutual consent of all of the parties hereto in writing.

8. Governing Law. This Plan shall be governed by the laws of the State of Nevada.

9. Assignment and Binding Effect. Neither this Plan nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except as otherwise provided herein. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

10. Integration and Captions. This Plan includes the entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Plan.

11. Legal Representation. Each party has been represented by independent legal counsel in connection with this Plan, or each has had the opportunity to obtain independent legal counsel and has waived such right, and no tax advice has been provided to any party.

12. Construction. Each party acknowledges and agrees having had the opportunity to review, negotiate and approve all of the provisions of this Plan.

13. Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth herein above.

14. Hand-Written Provisions. Any hand-written provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

15. Fees, Costs and Expenses. Each of the parties hereto acknowledges and agrees to pay, without reimbursement from the other party(ies), the fees, costs, and expenses incurred by each such party incident to this Plan.

16. Consents and Authorizations. By the execution herein below, each party acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Plan, and the same constitutes a valid and legally binding Plan of each such party in accordance with the terms, conditions and other provisions contained herein.

17. Gender and Number. Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

18. Severability. In the event anyone or more of the provisions of this Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

19.  Counterparts. This Plan may be executed in counterparts.

20.  Facsimile. This Plan may be executed by facsimile.


By:  /s/  Harold  Jahn
--------------------------------------
President,  Director  May  25,  2000
 /s/  Kirn  Dhaliwal
--------------------------------------
Kirn  Dhaliwal   May  25,  2000
 /s/  Judy  Stockwood
--------------------------------------
Judy  Stockwood   May  25,  2000
 /s/Gordon  Noland
--------------------------------------
Gordon  Noland   May  25,  2000
 /s/  Fred  Yakimchuk
--------------------------------------
Fred  Yakimchuk  May  25,  2000


AFFIDAVIT

I, Harold Jahn President and Director of Sustainable Development Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), DO HEREBY CERTIFY that:

1. I have thoroughly examined and fully understand the S-8 Registration Statement prepared on behalf of the Company and dated May 25, 2000, (the "Registration Statement") which registers shares of Common Stock of the Company.

2. I have read and fully understand the provisions related to use of Form S-8 and believe that such form is available for registration of common stock of the Company.

3. The Registration Statement does not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All statements of material fact contained in the Registration Statement are true, correct and complete.

4. I DO HEREBY UNDERTAKE to notify The Law Offices of Brenda Lee Hamilton, P.A. in writing within five (5) days upon the occurrence of any event or happening which would modify the validity of the statements made by this Affidavit from and after the date hereof through and including the effective date of the Registration Statement.

5. The Consultants/Advisors whose shares are registered on the S-8 will provide Bona fide services to the Company.

6.   The Consultants and Advisors are natural persons.

7. The services provided by the Consultants and Advisors are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

8. To the best of my knowledge, the Securities being registered on the S-8 are not being issued to the Consultants as a conduit for distributing the Securities to the general public.

9. The Company and/or it's Officers and Directors will not receive, directly or indirectly and have no agreement to receive any proceeds from the Consultants' resale of the Securities registered on the S-8 .

10. The Company and/or it's Officers and Directors will not control or direct he resale of the securities being issued to the Consultants and registered on the S-8.

                                 /s/  Harold  Jahn
                             ---------------------------------
                              By:  Harold  Jahn  President  and  Director

                              Dated:  May  26/00
                                      ----------

AFFIDAVIT

I,  Kirn  Dhaliwal,  Consultant,  DO  HEREBY  CERTIFY  that:

1.   I am a natural person.

2. I am providing bona fide services to Sustainable Development, Inc. (the "Company").

3. The services provided by me are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

4. I DO HEREBY UNDERTAKE to notify The Law Offices of Brenda Lee Hamilton, P.A. in writing within five (5) days upon the occurrence of any event or happening which would modify the validity of the statements made by this Affidavit from and after the date hereof through and including the effective date of the Registration Statement.

5. The Securities being registered on the S-8 are not being issued to the Undersigned as a conduit for distributing the Shares to the general public.

6. The Company and/or it's Officers and Directors will not receive, directly or indirectly and have no agreement to receive any proceeds from the Undersigneds' resale of the Shares registered on the S-8.

7. The Company and/or it's Officers and Directors will not control or direct the resale of the Shares being issued to the Undersigned and registered on the S-8.

Kirn  Dhaliwal   May  25,  2000


   /s/  Kirn  Dhaliwal
--------------------------------------------------


AFFIDAVIT

I,  Judy  Stockwood,  Consultant,  DO  HEREBY  CERTIFY  that:

1.   I am a natural person.

2. I am providing bona fide services to Sustainable Development, Inc. (the "Company").

3. The services provided by me are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

4. I DO HEREBY UNDERTAKE to notify The Law Offices of Brenda Lee Hamilton, P.A. in writing within five (5) days upon the occurrence of any event or happening which would modify the validity of the statements made by this Affidavit from and after the date hereof through and including the effective date of the Registration Statement.

5. The Securities being registered on the S-8 are not being issued to the Undersigned as a conduit for distributing the Shares to the general public.

6. The Company and/or it's Officers and Directors will not receive, directly or indirectly and have no agreement to receive any proceeds from the Undersigneds' resale of the Shares registered on the S-8 .

7. The Company and/or it's Officers and Directors will not control or direct the resale of the Shares being issued to the Undersigned and registered on the S-8.

Judy Stockwood, May 25, 2000

   /s/  Judy  Stockwood
--------------------------------------------------


     AFFIDAVIT

I,  Gordon  Noland,  Consultant,  DO  HEREBY  CERTIFY  that:

1.   I am a natural person.

2. I am providing bona fide services to Sustainable Development, Inc. (the "Company").

3. The services provided by me are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

4. I DO HEREBY UNDERTAKE to notify The Law Offices of Brenda Lee Hamilton, P.A. in writing within five (5) days upon the occurrence of any event or happening which would modify the validity of the statements made by this Affidavit from and after the date hereof through and including the effective date of the Registration Statement.

5. The Securities being registered on the S-8 are not being issued to the Undersigned as a conduit for distributing the Shares to the general public.

6. The Company and/or it's Officers and Directors will not receive, directly or indirectly and have no agreement to receive any proceeds from the Undersigneds' resale of the Shares registered on the S-8.

7. The Company and/or it's Officers and Directors will not control or direct the resale of the Shares being issued to the Undersigned and registered on the S-8.

Gordon  Noland,  May  25,  2000


    /s/  Gordon  Noland
--------------------------------------------------


     AFFIDAVIT

I,  Fred  Yakimchuk,  Consultant,  DO  HEREBY  CERTIFY  that:

1.   I am a natural person.

2. I am providing bona fide services to Sustainable Development, Inc. (the "Company").

3. The services provided by me are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

4. I DO HEREBY UNDERTAKE to notify The Law Offices of Brenda Lee Hamilton, P.A. in writing within five (5) days upon the occurrence of any event or happening which would modify the validity of the statements made by this Affidavit from and after the date hereof through and including the effective date of the Registration Statement.

5. The Securities being registered on the S-8 are not being issued to the Undersigned as a conduit for distributing the Shares to the general public.

6. The Company and/or it's Officers and Directors will not receive, directly or indirectly and have no agreement to receive any proceeds from the Undersigneds' resale of the Shares registered on the S-8.

7. The Company and/or it's Officers and Directors will not control or direct the resale of the Shares being issued to the Undersigned and registered on the S-8.

Fred  Yakimchuk  May  25,  2000

   /s/  Fred  Yakimchuk
--------------------------------------------------

            WRITTEN  CONSENT  TO  ACTION  BY  DIRECTORS  AND  MAJORITY
                              SHAREHOLDERS
              SUSTAINABLE  DEVELOPMENT  INTERNATIONAL,  INC.

The undersigned, being all of the members of the Board of Directors and a majority of the shareholders of Sustainable Development International, Inc. (the "Company"), a Nevada corporation, hereby consent to and approve the following action(s):

WHEREAS, the Company would like to retain the services of the Consultants listed in the attached S-8 Registration Statement of the Company;

THEREFORE  BE  IT:

RESOLVED, that the Company shall issue 1,260,000 shares of its common stock as follows:


Kirn  Dhaliwal                       25,000          Operational  Development
Apt  1809  9825  103  Street
Edmonton,  AB  T5K  2M3

Judy  Stockwood                     585,000          Bookkeeping
Suite  301  11919  162  Avenue
Edmonton,  AB  T5X  3R1

Gordon  Noland                      625,000          Business  Consulting
407  51st  Avenue  SW
Calgary,  AB  T2V  0A2

Fred  Yakimchuk                      25,000          Engineering  Services
12225  -  105  Avenue
Edmonton,  Alberta  T5N  0Y3


IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of the Company and a majority of the shareholders, have executed this written consent to action on this 25nd day of May, 2000.


     -----------------                   ------------------
     Director                            Director

     /s/  Lew  Mansell                   /s/  Harold  Jahn
     -----------------                   ------------------
     Major  Shareholder                  Director